Exhibit 10.5

CONSENT, WAIVER AND FIFTH AMENDMENT TO
TREASURY SECURED REVOLVING CREDIT AGREEMENT

THIS CONSENT, WAIVER AND FIFTH AMENDMENT TO TREASURY SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of September 24, 2014, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Treasury Secured Revolving Credit Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that Comerica Bank, in its capacity as a Lender under the Credit Agreement, consent to the termination of its Commitment under the Credit Agreement, and subject to the terms and conditions hereof, Comerica Bank is willing to do so; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Consent.

(a) Notwithstanding anything to the contrary in the Credit Agreement and subject to the satisfaction of the conditions set forth in Section 4 below, Comerica Bank hereby consents to the termination of its $15,000,000 Commitment under the Credit Agreement. By executing and delivering this Amendment, Comerica Bank shall hereby cease to be a party to the Credit Agreement as a Lender thereunder. Each party hereto acknowledges and agrees that the Commitment of Comerica Bank shall be terminated and that Comerica Bank shall cease to be a Lender under the Credit Agreement as of the date of this Amendment.

(b) Notwithstanding anything to the contrary in the Credit Agreement and subject to the satisfaction of the conditions set forth in Section 4 below, SunTrust Bank, in its capacity as Administrative Agent and as a Lender, hereby consents to the non-pro rata reduction of the Commitments pursuant to clause (a) above.

2. Waiver. Notwithstanding anything to the contrary in the provisions of Section 2.7(b) to the contrary, the Lenders hereby waive, on a one-time basis, the requirement that (a) the Borrower provide three (3) Business Days’ prior written notice of the permanent reduction of the Commitments and (b) such reduction proportionately reduce to the Commitments of the Lenders.

3. Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Administrative Agreement”, “Aggregate Commitment Amount”, “Change in Control”, “Commitment Termination Date”, “Investment Advisory Agreement”, “Loan Document” and “Treasury Revolving Commitment Amount” in their entirety with the following definitions:

“Administration Agreement” shall mean (i) prior to the occurrence of a Permitted Change in Control, that certain Administration Agreement, dated as of November 9, 2004, by and between Borrower and NGP Administration LLC and (ii) following the occurrence of a Permitted Change in Control, that certain Administration Agreement, to be dated on or about September 29, 2014, by and between Borrower and Oak Hill Advisors, L.P.

“Aggregate Commitment Amount” shall mean the aggregate principal amount of the Aggregate Commitments from time to time. On the Fifth Amendment Effective Date, the Aggregate Commitment Amount equals $30,000,000.

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 45% or more of the outstanding shares of the voting stock of the Borrower; (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (x) nominated by the current board of directors or (y) appointed by directors so nominated; or (iv) (a) prior to the occurrence of the Permitted Change in Control, NGP Investment Advisors, LP ceases to retain its advisory duties over the Borrower in effect on the Closing Date and (b) following the occurrence of a Permitted Change in Control, Oak Hill Advisors, L.P. ceases to retain its advisory duties over the Borrower in effect on the effective date of the Permitted Change in Control. Notwithstanding the foregoing to the contrary, the Permitted Change in Control shall not constitute a “Change in Control” under this Agreement.

“Commitment Termination Date” shall mean the earliest of (i) September 24, 2015, (ii) the date on which the Aggregate Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Investment Advisory Agreement” shall mean (i) prior to the occurrence of a Permitted Change in Control, that certain Investment Advisory Agreement, dated as of November 9, 2004, by and between Borrower and NGP Investment Advisors, LP and (ii) following the occurrence of a Permitted Change in Control, that certain Investment Advisory Agreement, to be dated on or about September 29, 2014, by and between Borrower and Oak Hill Advisors, L.P.

“Loan Documents” shall mean, collectively, this Agreement, any promissory notes issued hereunder, the Security Documents, the Intercreditor Agreement, all Notices of Borrowing, all Notices of Conversion/Continuation and any and all other instruments, agreements, documents, certificates and writings executed in connection with any of the foregoing.

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“Treasury Revolving Commitment Amount” shall mean the aggregate principal amount of the Treasury Revolving Commitments from time to time. On the Fifth Amendment Effective Date, the Treasury Revolving Commitment Amount equals $30,000,000.

(b) Section 1.1 of the Credit Agreement is hereby amended by adding the definitions of “Fifth Amendment Effective Date”, “Intercreditor Agreement” and “Permitted Change in Control” in the appropriate alphabetical order:

“Fifth Amendment Effective Date” shall mean September 24, 2014.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of May 23, 2013, by and among the Borrower, the Lenders, the Administrative Agent, the Investment Lenders and the administrative agent under the Investment Credit Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Change in Control” shall mean the transactions contemplated to occur on or about September 29, 2014 pursuant to the terms of that certain Stock Purchase Transaction Agreement, dated as of July 21, 2014, by and among the Borrower, OHA BDC Investor, LLC and Oak Hill Advisors, L.P., including, without limitation, (i) the replacement of a majority of the board of directors of the Borrower and (ii) the engagement of Oak Hill Advisors L.P. as the Borrower’s investment advisor.

(c) Section 4.4 of the Credit Agreement is hereby amended by replacing “PricewaterhouseCoopers LLP” with “Ernst & Young LLP” in the first sentence of such Section.

(d) Section 5.1(a) of the Credit Agreement is hereby amended by replacing “PricewaterhouseCoopers LLP” with “Ernst & Young LLP” in the first sentence of such Section.

(e) Article V of the Credit Agreement is hereby amended by adding a new Section 5.12 to the end of such Article to read as follows:

5.12 Administrative Agreement and Investment Advisory Agreement. Contemporaneously with the Permitted Change in Control, the Borrower shall have delivered to the Administrative Agent, (i) a copy of the Administrative Agreement duly executed by the Borrower and Oak Hill Advisors, L.P. and (ii) a copy of the Investment Advisory Agreement duly executed by the Borrower and Oak Hill Advisors, L.P.

(f) Schedule II of the Credit Agreement is hereby amended by replacing such schedule in its entirety with the Schedule I attached hereto.

4. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) the fees set forth in that Fee Letter dated as of September 24, 2014 among the Borrower, the Administrative Agent and SunTrust Robinson Humphrey, Inc., (ii) to the extent the Borrower is invoiced prior to the effective date of this Amendment, reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (iii) executed counterparts to this Amendment from the Borrower, Comerica Bank, the Administrative Agent and the Lenders, (iv) a certificate of the Secretary or Assistant Secretary of the Borrower, (A) attaching a certificate of good standing or existence of a recent date, as may be available from the Secretary of State of the jurisdiction of incorporation of the Borrower, (B) attaching and certifying resolutions of its board of directors authorizing the execution, delivery and performance of the Amendment, (C) certifying the name, title and true signature of each officer of the Borrower executing the Amendment and (D) attaching and certifying copies of the articles of incorporation of the Borrower; and (v) a favorable written opinion of counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Borrower, the Amendment and the transactions contemplated herein as the Administrative Agent shall reasonably request.

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5. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) The Borrower and each of its Subsidiaries (other than any Foreclosed Subsidiary) (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(g) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c) The execution, delivery and performance by the Borrower of this Amendment and of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6. Acknowledgment of Perfection of Security Interest. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

7. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

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8. Governing Law.

(a) This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of Section 10.5 of the Credit Agreement and brought in any court referred to in paragraph (b) of Section 10.5 of the Credit Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Amendment or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by its respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By: /s/ L. Scott Biar

Name: L. Scott Biar

Title: CFO

SUNTRUST BANK, as a Lender and as Administrative Agent

By: /s/ Yann Pirio

Name: Yann Pirio

Title: Managing Director

COMERICA BANK, solely with respect to Section 1 of this Amendment:

By: /s/ Chad Stephenson

Name: Chad Stephenson

Title: Assistant Vice President

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Schedule II

COMMITMENT AMOUNTS

SunTrust Bank	$30,000,000